UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 14, 2007
WINLAND ELECTRONICS, INC.
(Exact name of registrant as specified in its charter)

Minnesota
(State or Other Jurisdiction of Incorporation)

1-15637 (Commission File Number)	41-0992135 (IRS Employer Identification No.)

1950 Excel Drive
Mankato, Minnesota 56001
(Address of Principal Executive Offices) (Zip Code)

(507) 625-7231
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     On February 14, 2007, Winland Electronics, Inc. entered into an employment agreement with Dale A. Nordquist, Vice President of Sales and Marketing, which agreement continues until either party terminates such agreement as provided in the agreement. Pursuant to the terms of the agreements, Mr. Nordquist’s base salary beginning January 1, 2007 is $125,000 and is subject to review at least annually. In addition, Mr. Nordquist is entitled to receive commissions earned based on the schedule set forth in the agreement. For 2007, Mr. Nordquist is eligible for a bonus upon reaching the targets set forth in the agreement. If the Mr. Nordquist’s employment is terminated by Winland without cause or by Mr. Nordquist for good reason, Mr. Nordquist is entitled to his base salary for six months and health care benefits for three months; provided, however, if such termination occurs within two years after a change of control, Mr. Nordquist will be entitled to an amount equal to his salary and bonus payments for the two completed fiscal years immediately preceding termination payable over the 24 months following the termination. During employment with Winland and for two years following termination of such employment, Mr. Nordquist has agreed that he will not compete with us or solicit any of our employees, customers or contractors for employment or business purposes. This agreement replaces and supersedes the employment agreement dated as of January 1, 2005 between Winland and Mr. Nordquist.
Item 9.01 Financial Statements and Exhibits.
(a)	Financial statements: None.

(b)	Pro forma financial information: None.

(c)	Shell company transactions: None.

(d)	Exhibits:
10.1	Employment Agreement dated February 14, 2007 with Dale A. Nordquist

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: February 16, 2007

WINLAND ELECTRONICS, INC.
By /s/ Lorin E. Krueger
Lorin E. Krueger
President and Chief Executive Officer

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
EXHIBIT INDEX TO FORM 8-K

Date of Report:	Commission File No.:
February 14, 2007	1-15637

WINLAND ELECTRONICS, INC.

EXHIBIT NO.	ITEM
10.1	Employment Agreement dated February 14, 2007 with Dale A. Nordquist

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